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                                                                   EXHIBIT 10.17

                           OCCUPANCY LICENSE AGREEMENT

     THIS OCCUPANCY LICENSE AGREEMENT ("Agreement") is made effective as of October 1, 1998, by and between ADAPTEC, INC., a Delaware corporation ("Licensor"), and CHAPARRAL TECHNOLOGIES, INC., a Delaware corporation ("Licensee"), in the context of the following facts and circumstances:

     A. Licensor owns that certain building (the "Building") located at 1951 South Fordham Street, Longmont, Colorado 80503.

     B. Licensor and Licensee are desirous of entering into a short-term occupancy arrangement for the use by Licensee of certain space within the Building.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. LICENSE AREA AND LOCATION. Licensor hereby grants to Licensee a non-assignable, non-transferable right and revocable license for the use of that certain area (the "License Area") containing approximately 19,823 rentable square feet of space, located on the second floor of the Building approximately as shown on the attached Exhibit A. (The rentable square feet is based upon a 18,021 square foot usable space plus a 1,802 square foot "load factor," representing ten percent of the usable square footage which is attributed to the Common Facilities referenced in Paragraph 7 of this Agreement.) Licensee hereby acknowledges and agrees that this right of use is a license only and not a leasehold interest and that Licensee shall not be entitled to any actions, claims, defenses, unlawful detainer protections, or other rights afforded to lessees, tenants, or "parties in possession" under applicable law.

        Licensor may in its sole discretion, upon forty-five (45) days written notice to Licensee, relocate the License Area to another location within the Building; provided, however, that in such event Licensor will provide a replacement area similar in size and type as the original License Area and will provide improvements and furnishings to the relocated License Area similar in type and scope of the Furnishings (defined below) provided by Licensor within the License Area as originally located. In addition, in the event Licensor requests that Licensee relocate, all reasonable costs of relocation, to be mutually agreed upon by Licensor and Licensee, will be borne by Licensor.

     2. TERM. The term of this Agreement (the "License Term") will commence as of the date Licensee first occupies the License Area pursuant to this Agreement (the "Commencement Date"), and will continue for a period of nine (9) months (the "Termination Date"), unless sooner terminated pursuant to the following provisions:

        (a) Licensor may terminate this Agreement for cause by giving fourteen
(14) days written notice to Licensee. As used herein, "cause" means any of the following: (i) Licensee is in material breach of a material obligation under this Agreement, and Licensee has failed to correct such breach within fourteen
(14) days after written notice from Licensor; or (ii) Licensee causes or permits hazardous materials or toxic substances to be used or handled in violation of Paragraph 6 below; or



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(iii) the License Area is damaged or destroyed by a fire or other casualty that makes it impracticable for Licensor to continue to allow Licensee to occupy the License Area.

        (b) In the event that Licensor and Licensee enter into an enforceable lease pursuant to Licensee's First Right of Negotiation (as set forth in Paragraph 23), then this Agreement shall terminate as of the date that occupancy commences under such lease.

        (c) In the event that Licensor sells the Building during the License Term, then this Agreement shall terminate as of the date Licensor closes escrow for such sale; provided, however, Licensor shall give Licensee notice of such prospective sale at least three (3) months prior to the close of escrow.

        (d) In the event that there is a merger or acquisition of Licensee, at Licensee's option, Licensee may terminate this agreement by giving Licensor at least three (3) months prior written notice.

        On or before the Termination Date, Licensee shall completely remove all of its personal property and vacate the License Area, leaving all of the Furnishings therein in a clean and sanitary condition and in good working order.

     3. LICENSE FEE. For the use of the License Area, as well as for the use of the Furnishings, the Common Facilities, and the Services provided by Licensor as described below, Licensee shall pay to Licensor a fee (the "License Fee") in the amount of $15.40 per rentable square foot per year, payable in monthly installments in the amount of $25,439.52 due in advance on the first day of each calendar month, in such manner and at such address as Licensor shall designate. For any partial month at the beginning or end of the License Term, the monthly License Fee will be prorated. A late charge of $400.00 will be assessed if the License Fee is not paid by the 5th day of the month.

     4. PREPAID LICENSE FEE AND SECURITY DEPOSIT. Licensee shall pay to Licensor upon execution of this Agreement the first month's License Fee, which amount shall be held by Licensor and applied to the first installment due under this Agreement. Licensee also shall pay to Licensor upon execution of this Agreement an amount equal to one month's License Fee as a "Security Deposit", which amount shall be held by Licensor as security for Licensee's faithful performance under this Agreement. If Licensee fails to pay any License Fee or other amount due under this Agreement, as and when due, or otherwise fails to perform its obligations hereunder, then Licensor may, at its option and without prejudice to any other remedy which Licensor may have, apply, use or retain all or any portion of the Security Deposit toward the payment of delinquent amounts or for any loss or damage sustained by Licensor due to such failure by Licensee. Licensee shall upon demand restore the Security Deposit to the original sum deposited. The Security Deposit shall not bear interest nor shall Licensor be required to keep such sum separate from its general funds. To the extent not otherwise applied by Licensor as provided herein, the Security Deposit shall be returned to Licensee within thirty (30) days after the Termination Date. Notwithstanding the foregoing, Licensor agrees to waive the requirement for Licensee to pay said Security Deposit, provided that Licensee (i) does not fail to pay any License Fee or other amount due under this Agreement, as and when due, and (ii) does not otherwise breach a material obligation under this Agreement. In the event

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of such failure or breach, Licensee shall be required to pay the Security
Deposit to Licensor within 10 days after written notice from Licensor.

     5. IMPROVEMENTS AND FURNISHINGS. Licensor will provide offices, conference rooms, cubicles and lab space within the License Area at Licensor's cost, based on Licensor's building standard specifications, pursuant to the floor plan shown in Exhibit A. Licensor will also furnish the License Area with Licensor's standard furniture, such as basic desks, chairs, tables, bookshelves, and filing cabinets, in Licensor's sole discretion. Such improvements and furnishings (collectively, the "Furnishings") shall at all times remain Licensor's property. Licensee shall not make any alterations or modifications to or upon the License Area or any of the Furnishings (including without limitation any painting, wall hangings or signage), or add to, delete from or relocate any of the same, without Licensor's prior written approval which may be withheld in Licensor's sole and absolute discretion. If Licensor does grant approval for any such alterations or modifications, Licensee will be required to use Licensor's established vendors for the performance of such work.

     6. USE. Licensee will use the License Area during the License Term only for general office purposes, research and development, light manufacturing, and sales, and for no other purpose without Licensor's prior written approval which may be withheld in Licensor's sole and absolute discretion. Licensee shall not cause or permit any hazardous materials or toxic substances to be used, stored, generated, discharged, treated, handled, transported to or from, or released in, on, or about the License Area or the Building, without the prior written consent of Licensor which consent may be withheld in the sole and absolute discretion of Licensor.

     7. COMMON FACILITIES. During the License Term, Licensee and its employees shall be entitled to use, in common with Licensor's employees, contractors, agents, and invitees, those portions of the Building and related parking areas that are designated by Licensor from time to time as being available for such common use (the "Common Facilities"). The Common Facilities include such areas and facilities as reception areas, hallways, stairs and elevators, the cafeteria, coffee stations (including the typical refreshments supplied by Licensor at such coffee stations), bathrooms, locker rooms (including lockers), parking stalls, Shipping/Receiving area, and other similar areas and facilities designated by Licensor. The cost of Licensee's use of the Common Facilities shall be included in the License Fee. Conference and training rooms will be accessible by Licensee based on availability, subject to such rules regarding scheduling and priority as may be promulgated by Licensor from time to time. At Licensor's election, video conferencing equipment located within the conference rooms may be accessible by Licensee for an additional charge of $50.00 per hour, pro-rated on the quarter hour; provided, however, Licensor shall have no obligation to maintain and/or upgrade such video conferencing equipment for the benefit of Licensee.

     8. SERVICES PROVIDED BY LICENSOR. Licensor shall provide to Licensee, during the License Term, the services described below (the "Services") in accordance with Licensor's typical practices and standards in Licensor's sole determination. The cost of such Services shall be included in the License Fee except where expressly provided below or otherwise in this Agreement. In accepting Licensor's agreement to provide such Services, Licensee expressly acknowledges that there is the possibility of error or malfunction in any or all of the same, and agrees that Licensee is fully

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assuming all risks associated with Licensee's use or dependence on such
Services, except for gross negligence or intentional misconduct of Licensor or its agents, contractors and employees.

         (a) Licensor shall provide general ground maintenance services, trash collection, and general repairs and maintenance to reasonable commercial standard. Licensee shall notify Licensor as soon as possible after Licensee becomes aware of the need for any repairs or maintenance, or of any of the foregoing matters that is in need of correction or attention by Licensor.

         (b) Licensor shall provide up to 100 telephone systems and facilities for Licensee's use in the License Area, including telephone set, voice mail with direct dial extensions; and up to 50 concurrent telephone calls through Licensor's PBX and interconnect facilities for networking equipment, all in such amounts and types and according to such specifications as determined by Licensor in its sole discretion. Licensee shall pay to Licensor (i) an initial set-up fee in the amount of $750.00 for the foregoing items; (ii) a fee on a time and material basis (with time being billed at $75 per hour) for any changes to such telephone systems or facilities after the initial set-up; (iii) the monthly charges incurred for toll and long distance calls (including fax transmissions) made by Licensee or from the License Area; and (iv) a basic monthly telephone service charge, in the amount of $65 per line per month. Licensee shall use one or more of its direct dial extensions as Licensee's main office phone number, as the receptionists employed by Licensor will not be expected to take or deliver messages for Licensee except in extenuating circumstances. The initial set-up fee will be waived, since the Licensor requested the Licensee to move.

         (c) Licensee shall be permitted to utilize Licensor's mail room services for the receipt and delivery of mail to and from Licensee, provided that correct postage on all outgoing mail must be pre-affixed by Licensee.

         (d) Licensor shall provide janitorial services and utilities for the License Area. Licensee shall pay to Licensor an equitable portion of the charges for such services based upon total Building usage. Such amount shall be payable within ten (10) days after receipt of an invoice for any such costs.

     9. OFFICE SUPPLIES AND EQUIPMENT. Licensee shall be responsible for supplying, at Licensee's own cost, all office supplies and equipment utilized by Licensee in connection with Licensee's operations in the Building, including without limitation computer equipment, modems and networking equipment, photocopy and fax machines, postage meter, and paper and materials. Any vendors, suppliers or service contractors who will need to enter the Building regularly for access to the License Area (such as photocopy machine lessors) shall be subject to the reasonable approval of Licensor.

     10. COMPLIANCE WITH LAWS.

         (a) Licensee and its employees shall in all respects use the License Area and Common Facilities, and operate Licensee's business therein, in compliance with all applicable laws, ordinances and governmental rules and regulations, including without limitation all fire codes and requirements and the Americans with Disabilities Act.

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         (b) Licensee shall secure, at its sole cost and expense, all necessary use permits, business licenses, and other governmental approvals necessary for the lawful conduct of Licensee's business.

         (c) Licensee shall pay, before delinquency, any and all taxes, charges and governmental fees assessed or levied upon or on account of Licensee's business, Licensee's occupancy of the License Area, and Licensee's personal property.

     11. RULES OF CONDUCT. Licensee and its employees shall at all times use the License Area, the Services, the Furnishings and the Common Facilities in compliance with the following provisions:

         (a) Licensee shall at all times conduct its activities in or about the Building in a professional and proper manner in accordance with Licensor's rules and regulations regarding employee conduct, which rules Licensor may change from time to time in Licensor's sole discretion.

         (b) Licensee shall keep the License Area and the Furnishings therein neat and safe at all times. Any damage caused by Licensee in excess of normal wear and tear will be the financial responsibility of Licensee.

         (c) Licensee shall abide by Licensor's policies and procedures regarding Building access and security, which policies and procedures Licensor may change from time to time in Licensor's sole discretion.

         (d) Licensee shall use its best efforts to safeguard and preserve the confidentiality of the work spaces, discussions, work product, systems, files, and any other proprietary information of Licensor, other licensees, and any other users or occupants of the Building.

         (e) Licensee will be provided a copy of Licensor's rules regulations, and policies and procedures, and will promptly be notified of any changes in the same.

         (f) Neither Licensee nor Licensee's agents, employees, or invitees shall do, nor permit to be done, any of the following in, on or about the
Building: (i) solicit the employees of Licensor, other licensees or other users or occupants of the Building for employment, (ii) directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor, or otherwise) by Licensor, other licensees or other users or occupants of the Building to terminate his or her employment or engagement,
(iii) obstruct or interfere with the rights of Licensor, other licensees, or any other users or occupants of the Building in the conduct of their business, (iv) injure or annoy Licensor, other licensees, or any other users or occupants of the Building, or (v) use or allow the Building to be used for any improper, immoral, unlawful or objectionable purpose. If, in the reasonable opinion of Licensor, Licensee or Licensee's agents, employees, or invitees are engaging in such conduct prohibited in, on or about the Building, Licensee, upon demand of Licensor, shall enforce such restrictions and have such persons removed from the Building. Licensor shall have the right but not

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the obligation to remove or exclude from the Premises or the Building any person engaging in such prohibited conduct.

         (g) Neither Licensor nor Licensor's agents, employees, or invitees shall do, nor permit to be done, any of the following in, on or about the
Building: (i) solicit the employees of Licensee for employment, (ii) directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor, or otherwise) by Licensee to terminate his or her employment or engagement, (iii) use or allow the Building to be used for any improper, immoral, unlawful or objectionable purpose.

     12. CONFIDENTIALITY. Licensee acknowledges that Licensee and other licensees of the Building may be permitted by Licensor to utilize Licensor's computer, telephone, message correspondence, and mail delivery facilities for their operations, and Licensee agrees to use the utmost care to safeguard and ensure that the confidential information, proprietary information, work product, systems and files of Licensor, other licensees, or any other users or occupants of the Building are not disclosed or misappropriated. Subject to the terms of Paragraph 17 of this Agreement, Licensor shall use its best efforts to safeguard and preserve the confidentiality of Licensee's work spaces, discussions, work product, systems, files, and other proprietary information; provided, however, Licensee acknowledges that if Licensee and other licensees of the Building utilize Licensor's computer, telephone, message correspondence, and mail delivery facilities for their operations, Licensor will have limited means to protect the confidentiality of such confidential information, work product, systems and files, and Licensee shall waive all claims for loss or damage to Licensee or any person claiming by, through or under Licensee resulting from the disclosure or misappropriation of Licensee's confidential information, work product, systems or files, except to the extent caused by the gross negligence or intentional misconduct of Licensor.

     13. LICENSOR'S RIGHT TO ENTER. Licensee agrees that Licensor shall have the right to enter the License Area at all times for the purpose of inspecting the same, making repairs, and performing its obligations under this Agreement. Licensor shall use commercially reasonable efforts not to interfere with Licensee's use of the License Area in connection with such entry.

     14. NO REPRESENTATIONS BY LICENSOR. Licensee hereby acknowledges and agrees as follows:

         (a) Licensor has made no representations or warranties regarding the level of safety and security in the Building, and Licensee will be responsible for adequately protecting its own possessions, work product and files. However, Licensee may request that Licensor make appropriate safety and/or security modifications, which requests will not be unreasonably denied; provided, however, that Licensee bears the entire cost of such modifications to the extent that such modifications are outside of the Licensor's normal practices and procedures.

         (b) Licensor has made no representations or warranties regarding the condition of the License Area or the Common Facilities or the suitability thereof for Licensee's purposes, and Licensee accepts the same in its "AS IS" condition.

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     15. REQUIRED INSURANCE. Licensee shall obtain, at its sole cost and expense, and deliver to Licensor prior to the Commencement Date, signed certificates of insurance evidencing currently effective policies of insurance as follows:

         (a) Commercial general liability insurance with broad form contractual liability coverage and with limits of not less than One Million Dollars ($1,000,000) combined each occurrence and in the aggregate insuring against any and all liability of Licensee and/or Licensor (as an additional insured) with respect to the License Area, or arising out of the maintenance, use or occupancy thereof, or in connection with the conduct of Licensee's business within the Building.

         (b) All Risk property insurance covering Licensee's personal property and work product, in an amount not less than ninety percent (90%) of their full replacement cost.

         (c) Workers' compensation insurance in such forms and amounts as is required under the laws of the State in which the Building is located.

         Such certificates shall contain a provision that the policy of insurance may not be canceled or reduced without prior notice to Licensor.

     16. INDEMNIFICATION OF LICENSOR. Licensee shall, at its sole cost and expense, indemnify, protect, defend (with counsel acceptable to Licensor) and hold harmless Licensor, its partners, shareholders, officers, directors, attorneys, agents, beneficiaries, employees, affiliates, contractors, and related entities (collectively, "Licensor's Related Parties") from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may arise in any manner out of or in connection with (i) Licensee's use of the License Area, the Furnishings, the Services and/or the Common Facilities; (ii) the conduct of Licensee's business; (iii) any act or omission of Licensee or Licensee's partners, shareholders, officers, directors, attorneys, agents, beneficiaries, employees, affiliates, contractors, and related entities (collectively, "Licensee's Related Parties"); and/or (iv) any breach by Licensee under this Agreement; provided, however, Licensee shall have no obligation to defend or indemnify Licensor from claims which are caused by the sole negligence or willful misconduct of Licensor or Licensor's Related Parties.

     17. WAIVER OF RESPONSIBILITY. Licensor and Licensor's Related Parties shall not be liable for, and Licensee waives, all claims for loss or damage to Licensee's business or damage or injury to person or property sustained by Licensee or any person claiming by, through, or under Licensee, resulting from any accident or occurrence in, on or about the License Area, or any other part of the Building, including, without limitation, claims for loss, theft or damage resulting from: (i) any Furnishings or other equipment or appurtenances being in disrepair; (ii) injury done or occasioned by wind or weather; (iii) any defect in or failure to operate, for whatever reason, any Furnishings or other equipment or facilities in or about the Building; (iv) broken glass; (v) any act, omission or negligence of other licensees, any other users or occupants of the Building, any of Licensor's employees, or the public; or (vi) any other cause of any nature. To the maximum extent permitted by law, Licensee agrees to use and occupy the License Area, the Furnishings, the Services, and the Common Facilities at Licensee's own risk.

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     18. WAIVER OF RIGHT OF RECOVERY. Licensee (for itself and its insureds)
hereby releases and waives all right of recovery which it might otherwise have (including rights of subrogation) against Licensor and Licensor's Related Parties by reason of any loss or damage resulting from any recovery, claim, action or cause for damages or injury or other occurrence no matter how caused, to the extent that the same is covered by Licensee's insurance or which would have been covered had Licensee complied with the requirements of Paragraph 15 of this Agreement. The foregoing waiver shall be effective whether or not Licensee maintains the insurance required to be carried pursuant to this Agreement.

         Licensor (for itself and its insureds) hereby releases and waives all right of recovery which it might otherwise have (including rights of subrogation) against Licensee and Licensee's Related Parties by reason of any loss or damage resulting from any recovery, claim, action or cause for damages or injury or other occurrence no matter how caused, to the extent that the same is covered by Licensor's insurance.

     19. HOLDING OVER. If Licensee fails to vacate the License Area upon termination of this Agreement, Licensee's presence upon or occupancy of the License Area shall constitute a trespass. Licensor shall have the benefit of all provisions of law respecting the recovery of the License Area and removal of Licensee and its employees, including but not limited to, changing the locks to the Building and/or the License Area, requesting action by local law enforcement officers, and/or immediate injunctive relief. Licensee's occupancy of the License Area subsequent to the termination of this Agreement shall be subject to all the terms, covenants, and conditions of this Agreement for Licensor's benefit, except that the License Fee shall be three times the License Fee otherwise payable hereunder. After termination of this Agreement, Licensor shall have no obligation to provide or allow Licensee to use any Furnishings, Services, or Common Facilities.

     20. DEFAULT. Each party may exercise any remedy available to it at law or in equity upon the other party's breach or default of this Agreement, and the rights, remedies, and benefits provided by this Agreement and by law are cumulative and nonexclusive. In the event of any action or other proceeding to interpret or enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees from the other party.

     21. MISCELLANEOUS PROVISIONS. This Agreement may be modified only in writing by Licensor and Licensee. This Agreement is the only agreement between the parties with respect to the subject matter of this Agreement, and all other negotiations, representations and agreements between the parties are merged therein. This Agreement shall be governed by the laws of the State in which the Building is located. This Agreement shall not be strictly construed against the party preparing it, but shall be construed as if all parties prepared this Agreement jointly upon the advice of their respective legal counsel. If any provision in this Agreement is held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect. Waiver by Licensor of any breach of any term, covenant or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. Time is of the essence of this Agreement and of every term, covenant and condition hereof.

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     22. DELIVERY BY COUNTERPARTS AND FACSIMILES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. Each party may execute and deliver this instrument by facsimile, and facsimiles of signatures shall be deemed original signatures for all purposes, but each party executing and delivering this instrument by facsimile shall also send the other party an original of this instrument containing such party's ink signature. Each person executing this Agreement represents that the execution of this Agreement has been duly authorized by the party on whose behalf the person is executing this Agreement.

     23. FIRST RIGHT OF NEGOTIATION. If at any time during the License Term, Licensor desires to lease the additional space located on second floor of the Building (the "Lease Space"), to a party other than an Affiliate (defined below), then Licensor shall give Licensee written notice ("Lease Notice") of such intention. Licensee shall have the first right, by giving written notice to Licensor within five (5) business days after receipt of Licensor's Lease Notice, to negotiate with Licensor for the lease of the Lease Space. If, within thirty
(30) days after the date of Licensor's Lease Notice, the parties do not enter into a written lease agreement for the Lease Space, then Licensor shall be entitled to negotiate for the lease of the Lease Space with any other party and enter into any agreements with respect thereto, and this first right of negotiation shall be void and of no further force or effect.

         For purposes of this Agreement, an "Affiliate" shall mean any corporation or entity with which Licensor may merge or consolidate or become affiliated as a parent, subsidiary, holding company or otherwise, or any corporation or entity with which Licensor has a strategic business relationship.

     24. CROSS DEFAULT. Any failure by Licensee to observe or perform any term, covenant, or condition of the Occupancy License Agreement dated November 25, 1998, entered into by and between Licensor and Licensee with respect to that certain building located at 9701 Jeronimo Road, Irvine, California 92618 and the license area consisting of approximately 1,000 rentable square feet of space within such building, shall constitute a material breach of a material obligation by Licensee under the terms of this Agreement. Licensor and Licensee acknowledge and agree that the dispute resolution procedure set forth in the Asset Transfer Agreement between ADAPTEC, INC. and CHAPARRAL TECHNOLOGIES, INC. dated November 25, 1998 shall be implemented with respect to any failure under this Paragraph.

                           [signatory page to follow]


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                                [signatory page]


     IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.

                                       "Licensor"

                                       ADAPTEC, INC.
                                       a Delaware corporation


                                       By: /s/ Robert W. Kraiss
                                          --------------------------------------
                                              Robert W. Kraiss
                                       Title: Director of Corporate Facilities
                                              and Real Estate

                                       Date Signed: November 24, 1998
                                                   -----------------------------


                                       "Licensee"

                                       CHAPARRAL TECHNOLOGIES, INC.
                                       a Delaware corporation


                                       By: /s/ M. Katherine Sills
                                          --------------------------------------
                                              M. Katherine Sills
                                       Title: Vice President - Administration

                                       Date Signed: November 25, 1998
                                                   -----------------------------

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


                               FIRST AMENDMENT TO
                           OCCUPANCY LICENSE AGREEMENT

     THIS FIRST AMENDMENT TO OCCUPANCY LICENSE AGREEMENT ("Amendment") is made effective as of July 15, 1999, by and between ADAPTEC, INC., a Delaware corporation ("Licensor"), and CHAPARRAL NETWORK STORAGE, INC., formerly known as Chaparral Technologies, Inc., a Delaware corporation ("Licensee"), in the context of the following facts and circumstances:

     A. Pursuant to that certain Occupancy License Agreement (the "OLA") between the parties effective as of October 1, 1998, Licensor granted to Licensee the right to occupy certain premises (the "License Area") within a building owned by Licensor (the "Building") located at 1951 South Fordham Street, Longmont, Colorado 80503.

     B. The term of the OLA expired on June 30, 1999. Since that time Licensee has been occupying the License Area on the basis of an oral agreement to extend the OLA on a month-to-month basis. Licensor and Licensee are desirous of formalizing such agreement in accordance with the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the OLA is hereby amended as follows:

     1. TERM. The term of the OLA is extended on a month-to-month basis commencing effective as of July 1, 1999, on all of the terms and conditions of the OLA, except as follows:

        (a) Licensor and/or Licensee shall continue to have each of their respective rights to terminate the OLA as and when provided by Paragraphs 2(a) through 2(d) of the OLA; provided, however, that notwithstanding anything to the contrary contained in the OLA, either Licensor or Licensee may terminate the OLA at any time, for any reason, by giving at least thirty (30) days' written notice of termination to the other party.

        (b) Any Services provided by Licensor to Licensee, as defined in Paragraph 8 of the OLA, can be deleted or changed by Licensor, upon giving at least thirty (30) days' written notice to Licensee. Licensor shall include in its notice a statement describing Licensor's reasonable determination of any adjustment to the License Fee that will be made based on such deletion or change in Services.

        (c) Paragraph 23 of the OLA (regarding Licensee's First Right of Negotiation) no longer applies and is hereby deleted.

        (d) Paragraph 24 of the OLA (regarding Cross Default) is hereby amended to delete the reference to the space located at 9701 Jeronimo Road, Irvine, California 92618, and to substitute therefor the space located at 27121 Towne Centre Drive, Foothill Ranch, California 92610.

     2. RATIFICATION OF OLA. Except as specifically provided in this Amendment, all terms and conditions of the OLA shall remain unchanged and in full force and effect, and are hereby ratified by the parties.

     3. BINDING EFFECT. This Amendment shall be binding on both parties only when both parties shall have executed this document and delivered the same to each other.

     4. DELIVERY BY COUNTERPARTS AND FACSIMILES. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. Each party may execute and deliver this instrument by facsimile, and facsimiles of signatures shall be deemed original signatures for all purposes, but each party executing and delivering this instrument by facsimile shall also send the other party an original of this instrument containing such party's ink signature. Each person executing this Agreement represents that the execution of this Agreement has been duly authorized by the party on whose behalf the person is executing this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates set forth below.


                                       "Licensor"

                                       ADAPTEC, INC.,
                                       a Delaware corporation

                                       By: /s/ Robert W. Kraiss
                                          ---------------------------------

                                       Title: Director of Corporate
                                              Facilities and Real Estate
                                             ------------------------------

                                       Date Signed: July 27, 1999
                                                   ------------------------


                                       "Licensee"

                                       CHAPARRAL NETWORK STORAGE, INC.
                                       a Delaware corporation

                                       By: /s/ Douglas J. Lehrmann
                                          ---------------------------------

                                       Title: Vice President, Finance
                                             ------------------------------

                                       Date Signed: July 22, 1999
                                                   ------------------------

                                      -2-